                                                                 EXHIBIT 23.4


                          CONSENT OF THOMAS DOBROWSKI

        I consent to the use of my name as a Trustee Nominee in the section "Management" in the Registration Statement, SEC File No. 333-26629 and all amendments and post-effective amendments or supplements thereto, including the Prospectus contained therein, of Equity Office Properties Trust.




June 13,1997                             /s/ Thomas Dobrowski
                                         -----------------------
                                         Thomas Dobrowski